QORVO, INC.
CHANGE IN CONTROL AGREEMENT
THIS CHANGE IN CONTROL AGREEMENT (the “Agreement”) is entered into effective as of [ • ] (the “Effective Date”), by and between QORVO, INC., a Delaware corporation (the “Company”), and [ • ] (the “Executive”).
WHEREAS, the Executive is currently employed by the Company or one of its Affiliates (as defined in Section 2(a) below); and
WHEREAS, the Company considers the establishment and maintenance of a sound and vital management group to be essential to protecting and enhancing the best interests of the Company and its stockholders; and
WHEREAS, the Company has determined that the best interests of the Company and its stockholders will be served by reinforcing and encouraging the continued dedication of the Executive to his or her assigned duties without distractions arising from a potential change in control of the Company; and
WHEREAS, this Agreement is intended to remove such distractions and to reinforce the continued attention and dedication of the Executive to his or her assigned duties; and
NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Executive and the Company hereby agree as follows:
1.    Term of Agreement. This Agreement shall become effective on the Effective Date and shall continue in effect until the earliest of (a) the first anniversary of the Effective Date, if no Change in Control (as defined in Section 2(b) below) has occurred before that date; provided, however, that commencing on the first anniversary of the Effective Date, and each year thereafter, the term of this Agreement shall automatically be extended for an additional one year unless, not later than the date that is ninety (90) days before the anniversary of the Effective Date for such year, the Company shall have given notice to the Executive that it does not wish to extend this Agreement (such initial period, as it may be extended as described in Section 1(a) herein, being referred to as the “Term”); (b) the termination by either party of the Executive’s employment with the Company for any reason during the period commencing on the Effective Date until the date that is ninety (90) days prior to a Change in Control; (c) the termination of the Executive’s employment with the Company by the Executive without Good Reason (as defined in Section 3(e) below) or by the Company with Cause (as defined in Section 3(d) below); or (d) the expiration following a Change in Control of two years and the fulfillment by the Company and the Executive of all of their obligations hereunder. Notice by the Company of its intention not to extend the term of this Agreement and its expiration at the end of the Term shall not constitute termination of employment and the Executive shall not be entitled to the payment of benefits under Sections 4 and 5 unless he or she is otherwise entitled to such benefits pursuant to the terms herein. Furthermore, nothing in this Section 1 shall cause this Agreement to terminate before both the Company and the Executive have fulfilled all of their obligations hereunder.
2.    Change In Control.
(a)    No compensation shall be payable under this Agreement unless and until (i) there has been a Change in Control of the Company and (ii) the Executive’s employment by the Company is terminated during the Termination Period (as defined in Section 3(a) below) for a reason other than one or more of the circumstances specified in Section 3(a)(i) through (iv). For the purposes of the Agreement, (i) the Executive shall be deemed to be an “employee of the Company” if he or she is an employee of the Company or any of its Affiliates, (ii) if the context requires, references to the “Company” shall include the Company’s Affiliates, and (iii) an “Affiliate” of the Company shall mean a corporation or other entity a majority of the voting securities of which is beneficially owned by the Company, or any other corporation or other entity controlling, controlled by or under common control with the Company.
(b)    For the purposes of this Agreement, a “Change in Control” of the Company shall (except as may be otherwise required, if at all, under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and all guidance promulgated thereunder, including the final Treasury Regulations (collectively, “Code Section 409A”)) be deemed to have occurred on the earliest of the following dates:
(i)        The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, more than forty percent (40%) of the total voting power of the Company’s then outstanding voting stock;
(ii)    The date of the consummation of (A) a merger, consolidation or reorganization of the Company (or similar transaction involving the Company), in which the holders of the Company’s Common Stock immediately prior to the transaction have voting control over less than sixty percent (60%) of the voting securities of the surviving corporation immediately after such transaction, or (B) the sale or disposition of all or substantially all of the assets of the Company; or
(iii)    The date there shall have been a change in a majority of the Board of Directors of the Company (the “Board”) within a 12-month period unless the nomination for election by the Company’s stockholders of each new director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.
For purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other “person”, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than the Company, its Affiliates or any employee benefit plan(s) sponsored or maintained by the Company or any Affiliate thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.
For purposes of clarity, a transaction shall not constitute a Change of Control if its principal purpose is to change the state of the Company’s incorporation, create a holding company that would be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or is another transaction of other similar effect.
3.    Termination Following Change In Control.
(a)    Termination. The Executive shall be entitled to the payments provided in Sections 4 and 5 herein upon the termination of the Executive’s employment with the Company within the “Termination Period” (as defined below), whether such termination is by the Executive or by the Company, unless such termination is as a result of (i) the Executive’s death; (ii) the Executive’s Disability (as defined in Section 3(b) below); (iii) the Executive’s termination of employment by the Company for Cause; or (iv) the Executive’s decision to terminate employment other than for Good Reason, including, without limitation, Executive’s decision to retire from the Company. For purposes of this Agreement, the “Termination Period” shall be the twenty-four (24) month period following the occurrence of the Change in Control, provided that, in the case of a termination by the Company without Cause, the Termination Period shall also include the ninety (90) days prior to the date of the Change in Control.
(b)    Death or Disability.
(i)    Disability. In the event that the Executive’s employment terminates because of Disability, the Company shall have no obligation or liability to the Executive pursuant to this Agreement by reason of such termination (except as may be otherwise provided in Section 4(e) herein) and this Agreement shall terminate upon the Executive’s termination of employment due to Disability; provided, however, that the Executive’s termination of employment due to Disability shall be effective only at the end of thirty (30) days following the delivery of a Notice of Termination (as defined in Section 3(g) below) due to Disability by the Company to the Executive and only if Executive fails to return to the full-time performance of duties by the end of such thirty (30)-day notice period. For the purposes of this Agreement, “Disability” shall mean a physical or mental illness or injury that prevents the Executive from performing the essential functions of his or her duties (as they existed immediately before the illness or injury) on a full-time basis for a period of at least six (6) consecutive months. The Compensation Committee of the Board (the “Committee”) shall have authority to determine if a Disability exists.
(ii)    Death. This Agreement shall terminate immediately in the event of the death of the Executive occurring at any time during the Term hereof, and in such event the Company shall have no obligation or liability to the Executive or his or her legal representatives by reason of such termination (except as may be otherwise provided in Section 4(e) herein); provided, however, that notwithstanding Section 3(a), the Executive’s legal representatives shall be entitled to the payments described in Section 4 and, if applicable, Section 5, in the event of a Qualifying Termination (as defined in Section 4(a) below).
(c)    Executive’s Voluntary Termination of Employment Other Than for Good Reason. In the event that the Executive voluntarily terminates his or her employment for any reason other than for Good Reason, including, without limitation, retirement, the Company shall have no obligation or liability to the Executive pursuant to this Agreement upon such termination (except as otherwise provided in Section 4(e) herein), and the Agreement shall terminate upon the Executive’s termination of employment.
(d)    Cause.
(i)    If the Executive’s employment with the Company is terminated for Cause, the Company shall have no obligation or liability to the Executive under this Agreement (except as may be otherwise specifically provided herein), and this Agreement shall terminate upon the Executive’s termination of employment for Cause.
(ii)    For purposes of this Agreement, “Cause” shall mean the occurrence of any one or more of the following:
(A)    The willful and continued failure of the Executive to perform his or her duties with the Company (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness or any such failure after the Executive has received a Notice of Termination without Cause by the Company or has delivered a Notice of Termination for Good Reason to the Company) which has not been corrected within thirty (30) days after a written demand for performance is delivered to the Executive by the

Committee which specifically identifies the manner in which the Committee believes that the Executive has not substantially performed the Executive’s duties;
(B)    The Executive’s willfully or recklessly engaging in conduct that damages the business or reputation of Company or any Affiliate;
(C)    The conviction of the Executive by a court of competent jurisdiction of, or a plea by the Executive of “guilty” or “no contest” to, a felony, or any misdemeanor that involves moral turpitude;
(D)    The Executive’s engaging in any act of fraud, theft, misappropriation, embezzlement or dishonesty to the material detriment of the Company;
(E)    Any diversion by the Executive of a material business opportunity from the Company for his or her own personal benefit without written consent of the Committee that continues for a period of thirty (30) days after written notice from the Company to the Executive;
(F)    Any willful breach by the Executive of a material term of this Agreement (including but not limited to, any covenant contained in Section 9 of this Agreement) that continues for a period of thirty (30) days after written notice from the Company to the Executive;
(G)    The repeated use of alcohol by the Executive in a manner that materially interferes with the performance of his or her duties or the illegal use by the Executive of a “controlled substance” (as defined in the North Carolina Controlled Substance Act, N.C. Gen. Stat., Chapter 90, Section 86 to 113.8);
(H)    Any willful and material violation of any provision of the Company’s Corporate Governance Guidelines, the Company’s Code of Business Conduct and Ethics or other similar codes, policies and guidelines adopted from time to time by the Company (including, but not limited to, those policies related to equal employment opportunity and harassment); or
(I)    The Executive’s willful and material violation of the requirements of the Sarbanes-Oxley Act of 2002 or any other federal or state securities law, rule or regulation, including, without limitation, the Executive’s engagement in any willful conduct that results in the Executive’s obligation to reimburse the Company for the amount of any bonus, incentive-based compensation, equity-based compensation, profits realized from the sale of the Company’s securities or other compensation pursuant to application of the provisions of Section 304 of the Sarbanes-Oxley Act of 2002 or Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Cause shall be determined solely by the Committee in the exercise of good faith and reasonable judgment; provided, however, that the Executive shall retain the right to contest any determination of Cause through appropriate legal means. For purposes of this provision, no act or failure to act on the part of the Executive shall be considered “willful” unless it is done, or omitted to be done, by the Executive in bad faith or without a reasonable belief that the Executive’s action or omission was in the best interests of the Company. Cause shall not include the Executive’s Disability.

(e)    Good Reason. The Executive may terminate his or her employment for Good Reason at any time after a Change of Control during the Termination Period. For purposes of this Agreement, and subject to Section 3(f), “Good Reason” shall mean any of the following:
(i)    Any material, adverse change by the Company without the Executive’s written consent in the Executive’s basic duties and responsibilities as in effect immediately prior to the Change in Control; provided, however, that changes in title or the reporting or supervisory structure applicable to the Executive, which are not material and adverse, shall not be deemed to constitute “Good Reason” under this Section 3(e)(i);
(ii)    Any material reduction by the Company of the Executive’s base salary as in effect immediately prior to the Change in Control, other than a reduction in accordance with the Executive’s written consent or that is part of a salary reduction plan implemented by the Committee and applicable on a proportionate basis to all officers or all employees, as the case may be (and not the Executive singly);
(iii)    Any failure by the Company to continue the Executive’s ability to participate in (A) the Company’s equity-based compensation plans established for the benefit of key employees (in each case, to the extent the Executive was eligible to participate in such plan), (B) the Company’s Cash Bonus Plan or successor cash incentive compensation plan (collectively, the “Cash Bonus Plan”) (to the extent the Executive was eligible to participate in such plan), or (C) any tax-qualified retirement plans sponsored by the Company for the benefit of its employees and any non-qualified deferred compensation plans or arrangements sponsored by the Company for the benefit of certain key employees (to the extent the Executive was eligible to participate in such plan); provided, however, that (X) a reduction in the Executive’s Cash Bonus Plan payments due to the failure to attain certain performance-based objectives, (Y) a reduction in the Executive’s benefits due to the Company’s decision to discontinue the availability of or modify or amend any plan or arrangement for similarly situated officers or similarly situated employees, as the case may be (and not the Executive singly) or (Z) the substitution for any incentive or bonus plan of an alternate plan or arrangement having a reasonably equivalent opportunity to earn payments comparable to those earned under the current plans, shall not be deemed to constitute “Good Reason” under this Section 3(e)(iii);
(iv)    A Company-mandated relocation of the Executive’s principal place of employment or principal residence by more than 50 miles immediately prior to the Change in Control, without Executive’s express written consent;
(v)    Any failure of the Company without the Executive’s written consent to obtain the assumption of this Agreement by any successor or assignee of the Company (and parent corporation of such successor or assignee, if applicable), as provided in Section 11(a) herein; or
(vi)    Any material breach by the Company of any material provision of this Agreement or any other material agreement between the Company and the Executive.
(f)    Notice of Good Reason. Notwithstanding Section 3(e), in order for an event to constitute Good Reason under this Agreement, the following requirements must be satisfied: (i) within the ninety (90) day period immediately following the date on which the Executive first becomes aware of the occurrence of such event which is alleged to constitute Good Reason, the Executive shall deliver to the Company a written notice which shall indicate the specific event(s) giving rise to the Good Reason provisions relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for

Good Reason termination of the Executive’s employment under the provisions so indicated (the “Notice of Good Reason”), (ii) the Company shall then have thirty (30) days from the date of receipt of such Notice of Good Reason to effect a cure of the condition constituting Good Reason, and (iii) the Company fails to cure the condition constituting Good Reason within such 30-day period. If the Notice of Good Reason is also intended to serve as a Notice of Termination (as defined below), the requirements for such Notice of Termination as set forth in Section 3(g) herein must also be satisfied. For clarity, if the Executive determines that the event giving rise to his or her Good Reason is set forth in Section 3(e)(i), (ii), (iii), (iv) or (v), receipt by the Executive of written communication from an authorized representative of the Company detailing such event giving rise to Good Reason shall be the sole basis for the Executive to become aware of the occurrence of such event.
(g)    Notice of Termination. Any termination of the Executive’s employment (i) by the Company due to Disability or for Cause, or (ii) by the Executive for Good Reason or for any other reason shall be communicated by a Notice of Termination. For purposes of this Agreement, a “Notice of Termination” shall mean a written notice which shall indicate those specific termination provisions in this Agreement relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provisions so indicated. For purposes of this Agreement, no such purported termination by the Company or the Executive shall be effective without such Notice of Termination.
(h)    Date of Termination. “Date of Termination” shall mean, (i) if the Executive is terminated by the Company for Disability, thirty (30) days after Notice of Termination is given to the Executive (provided that the Executive shall not have returned to the performance of the Executive’s duties on a full-time basis during such thirty (30)-day period); (ii) if the Executive dies, the date of the Executive’s death; (iii) if the Executive is terminated by the Company for any other reason, the date on which a Notice of Termination is given (or such later date as is specified in such notice); (iv) if the Executive terminates for Good Reason, the later of (x) the date on which Notice of Termination is given or (y) the next date following the end of the thirty (30)-day cure period if the Notice of Good Reason is intended to serve as a Notice of Termination by the Executive and the condition giving rise to the Good Reason specified in the Notice of Good Reason has not been remedied by the Company during such cure period; or (v) if the Executive terminates other than for Good Reason, thirty (30) days after Notice of Termination is given, unless the Company determines that the Date of Termination shall be another date.
4.    Payment of Compensation upon Termination of Employment.
(a)    General Release. If, during the Termination Period, the employment of the Executive shall terminate pursuant to a “Qualifying Termination” (as defined herein), then the Company shall provide to the Executive or his or her legal representatives the payments described in this Section 4 and, if applicable, Section 5, provided in either case that the Executive or his or her legal representative has executed, on or before the date that is fifty (50) days following the Date of Termination, an irrevocable (except to the extent required by law to be revocable) general release of claims in form satisfactory to the Company, and does not revoke such release prior to the end of the seven-day statutory revocation period. For the purposes of the Agreement, a “Qualifying Termination” means (i) the Company’s termination of the Executive’s employment other than because of death, Disability or for Cause, as provided in Sections 3(b), 3(c) and 3(d) herein, (ii) the Executive’s termination of his or her employment for Good Reason pursuant to Section 3(g) herein, or (iii) the termination of the Executive due to death following delivery of a Notice of Good Reason by the Executive, which condition constituting Good Reason remains uncured by the Company.

(b)    Cash Payments. If, during the Termination Period, the employment of the Executive shall terminate pursuant to a Qualifying Termination, then the Company shall provide to the Executive the following cash payments:
(i)    Within sixty (60) days following the Date of Termination (or such earlier date, if any, as may be required under applicable wage payment laws), a lump-sum cash amount equal to the sum of (A) the Executive’s accrued but unpaid base salary through the Date of Termination and any bonus amounts which have been earned or become payable, to the extent not theretofore paid or deferred, (B) a pro rata portion of the Executive’s bonus for the relevant performance period in which the Executive’s Date of Termination occurs in an amount at least equal to (1) the Executive’s Bonus Amount (as defined below), multiplied by (2) a fraction, the numerator of which is the number of days in the relevant performance period in which the Date of Termination occurs through the Date of Termination and the denominator of which is the total number of days in the relevant performance period, to the extent such pro rata bonus is not theretofore paid or deferred, and (C) any accrued but unpaid vacation pay, to the extent payable under Company policy. The lump-sum cash payment to be made to the Executive pursuant to this Section 4(b)(i) is a separate payment intended to be exempt from Code Section 409A, under the exemption found in Regulation Section 1.409A-(b)(4) for short-term deferrals.
(ii)    A severance benefit (the “Severance Benefit”) payable in accordance with the provisions of this Section 4(b)(ii) equal to the sum of (i) [one (1)/two (2)] times the Executive’s highest annual rate of base salary during the 12-month period immediately prior to Executive’s Date of Termination, plus (ii) [one (1)/two (2)] times the Executive’s Bonus Amount, which shall be annualized or otherwise adjusted as appropriate (as determined by the Committee) to determine the target annual bonus opportunity based on the Executive’s target bonus opportunity for the relevant performance period in which the Executive’s Date of Termination occurs. That portion of the Severance Benefit payable to the Executive pursuant to this Section 4(b)(ii) that exceeds the “separation pay limit,” if any, shall be paid to the Executive in a lump sum payment within sixty (60) days following the Date of Termination (or such earlier date, if any, as may be required under applicable wage payment laws). The “separation pay limit” shall mean two (2) times the lesser of: (1) the sum of the Executive’s annualized compensation based upon the annual rate of pay for services provided to the Company for the calendar year immediately preceding the calendar year in which the Executive’s Date of Termination occurs (adjusted for any increase during that calendar year that was expected to continue indefinitely if the Executive had not terminated employment); and (2) the maximum dollar amount of compensation that may be taken into account under a tax-qualified retirement plan under Code Section 401(a)(17) for the year in which his or her Date of Termination occurs. The lump-sum payment to be made to the Executive pursuant to this Section 4(b)(ii) is a separate payment intended to be exempt from Code Section 409A under the exemption found in Regulation Section 1.409A-(b)(4) for short-term deferrals. The remaining portion of the Severance Benefit payable to the Executive pursuant to this Section 4(b)(ii) shall be paid in periodic installments (each installment to be treated as a separate payment) over the Compensation Period (as defined herein) in accordance with the normal payroll practices of the Company. Notwithstanding the foregoing, in no event shall such remaining portion of the Severance Benefit be paid to the Executive later than December 31 of the second calendar year following the calendar year in which Executive’s Date of Termination occurs. The payments to be made to the Executive pursuant to the immediately preceding sentence of this Section 4(b)(ii) are intended to be exempt from Code Section 409A under the exemption found in Regulation Section 1.409A-(b)(9)(iii) for separation pay plans (i.e., the so-called “two times” pay exemption).

(iii)    For purposes of this Section 4(b), “Bonus Amount” shall mean the Executive’s target bonus opportunity for the relevant performance period as defined in the Company’s Cash Bonus Plan or successor cash incentive compensation plan for the period in which his or her Date of Termination occurs. In the event that bonus opportunities are determined other than on an annual basis, the bonus opportunity shall be annualized or otherwise adjusted as appropriate to determine the target annual bonus opportunity. The one (1) year period following the Date of Termination of a Qualifying Termination for which the benefits provided pursuant to Section 4(b) and 4(c) shall be or shall have been provided is referred to herein as the “Compensation Period.”
(c)    Continued Coverage. If, during the Termination Period, the employment of the Executive shall terminate pursuant to a Qualifying Termination, the Executive shall be entitled to the following special benefits:
(i)    If the Executive timely and properly elects continuation coverage under the Company’s health care plan (the “Company Health Care Plan”) pursuant to Code Section 4980B and Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended (“COBRA”), during the Reimbursement Period (as defined below) the Company shall reimburse the Executive for the difference between the monthly COBRA premium actually paid by the Executive for the level of continuation coverage previously elected (e.g., individual coverage, individual plus spouse coverage or family coverage), and the monthly premium amount required to be paid by active employees for the same level of coverage under the Company Health Care Plan. (For clarity, the Executive may elect continuation coverage that is at the same level of or lesser than the level of coverage the Executive received immediately prior to termination.) Such reimbursement (the “Reimbursement Payment”) shall be paid to the Executive periodically in accordance with the normal payroll practices of the Company. The Executive’s right to receive the Reimbursement Payment shall terminate upon the earlier of: (i) the conclusion of the Compensation Period, (ii) the date the Executive is no longer eligible to receive COBRA continuation coverage; and (iii) the date on which the Executive receives substantially similar coverage from another employer-provided or group plan which may be a plan of his or her new employer or his or her spouse’s employer (the “Reimbursement Period”).
(ii)    In addition to the Reimbursement Payments, the Company shall pay to the Executive an annual special payment equal to the amount necessary to pay any federal income tax, state income tax or other tax imposed upon the Executive as a result of the receipt of the Reimbursement Payments. For purposes of determining the amount of the annual special payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation for individuals in the calendar year in which the Reimbursement Payments are received. In addition, the Executive shall be deemed to pay state income taxes at a rate determined in accordance with the following formula:
(1 - (highest marginal rate of federal income taxation for individuals)) X (highest marginal rate of income tax in the state in which the Executive is domiciled for individuals in the calendar year in which the special bonus is paid).
The amount of the annual special payment shall be determined by the Company’s outside independent accountants. The determination of the accounting firm shall be final and binding on the Company and the Executive. The annual special payment shall be paid to the Executive in a single lump sum payment on or prior to December 31 of each calendar year during which the Executive receives Reimbursement Payments.

(iii)    The Executive’s accrued benefits under any other of the Company’s employee benefit plans shall be paid to the Executive in accordance with the terms of such plans.
(d)    Stock Awards. If, during the Termination Period, the employment of the Executive shall terminate pursuant to a Qualifying Termination, then the following shall apply with respect to any stock-based awards granted by the Company:
(i)    Stock Options and Stock Appreciation Rights. All Company stock options, stock appreciation rights or similar stock-based awards held by the Executive will be accelerated and exercisable in full as of the Date of Termination, without regard to the exercisability or vesting of such awards prior to the Date of Termination.
(ii)    Restricted Stock, Restricted Stock Units and Performance Awards. All restrictions on any restricted stock awards, restricted stock units, performance stock awards or similar stock-based awards granted by the Company, including without limitation any vesting or performance criteria, held by the Executive as of the Date of Termination shall be removed and such awards shall be deemed vested and earned in full at target.
(e)    Payments Due to Termination Other Than Qualifying Termination. If, during the Termination Period, the Executive shall terminate other than by reason of a Qualifying Termination, then the Company shall pay to Executive within thirty (30) days following the Date of Termination (or such earlier date, if any, as may be required under applicable wage payment laws) a lump-sum cash amount equal to the sum of (i) Executive’s accrued but unpaid base salary through the Date of Termination and any bonus amounts which have become payable, to the extent not theretofore paid or deferred, and (ii) any accrued vacation pay, to the extent not theretofore paid. The Company may make such additional payments, and provide such additional benefits, to Executive as the Company and Executive may agree in writing. The Executive’s accrued benefits as of the Date of Termination under the Company’s employee benefit plans shall be paid to Executive in accordance with the terms of such plans.
5.    Section 280G.
(a)    Notwithstanding any other provision under this Agreement, in the event that the Executive becomes entitled to receive or receives any payments or benefits under this Agreement or under any other plan, agreement, program or arrangement with the Company or any Affiliate of the Company (collectively, the “Payments”), that may separately or in the aggregate constitute “parachute payments” within the meaning of Section 280G of the Code and the Treasury regulations promulgated thereunder (“Code Section 280G”) and it is determined that, but for this Section 5(a), any of the Payments will be subject to any excise tax pursuant to Code Section 4999 or any similar or successor provision (the “Excise Tax”), the Company shall pay to the Executive either (i) the full amount of the Payments or (ii) an amount equal to the Payments reduced by the minimum amount necessary to prevent any portion of the Payments from being an “excess parachute payment” (within the meaning of Code Section 280G) (the “Capped Payments”), whichever of the foregoing amounts results in the receipt by the Executive, on an after-tax basis (with consideration of all taxes incurred in connection with the Payments, including the Excise Tax), of the greatest amount of Payments notwithstanding that all or some portion of the Payments may be subject to the Excise Tax. For purposes of determining whether the Executive would receive a greater after-tax benefit from the Capped Payments than from receipt of the full amount of the Payments and for purposes of Section 5(c) below (if applicable), the Executive shall be deemed to pay federal, state and local taxes at the highest marginal rate of taxation for the applicable calendar year.

(b)    All computations and determinations by Section 5(a) and Section 5(c) shall be made and reported in writing to the Company and the Executive by a third party service provider selected by the Company (the “Tax Advisor”), and all such computations and determinations shall be conclusive and binding on the Company and the Executive. For purposes of such calculations and determinations, the Tax Advisor may rely on reasonable, good faith interpretations concerning the application of Code Section 280G and Code Section 4999. The Company and the Executive shall furnish to the Tax Advisor such information and documents as the Tax Advisor may reasonably request in order to make their required calculations and determinations. The Company shall bear all fees and expenses charged by the Tax Advisor in connection with its services.
(c)    In the event that Section 5(a) applies and a reduction is required to be applied to the Payments thereunder, the Payments shall be reduced by the Company in a manner and order of propriety that provides the Executive with the largest net after-tax value; provided, that payments of equal after-tax present value shall be reduced in the reverse order of payment. Notwithstanding anything to the contrary herein, any such reduction shall be structured in a manner intended to comply with the requirements of Code Section 409A.
6.    Withholding. The Company shall withhold from any amount payable to the Executive (or to his or her beneficiary or estate or any other person) hereunder all federal, state, local, foreign or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law, rule or regulation.
7.    No Right to Continued Employment. Nothing in this Agreement shall be deemed to entitle Executive to continued employment with the Company or any of its Affiliates, and if Executive’s employment with the Company or an Affiliate shall terminate prior to a Change in Control, Executive shall have no further rights under this Agreement (except as otherwise provided hereunder); provided, however, that, notwithstanding the foregoing, any termination of Executive’s employment during the Termination Period shall be subject to the provisions of this Agreement.
8.    Offset; No Obligation to Mitigate Damages; Other Company Severance Plans.
(a)    Offset. The Company’s obligation to make any payments provided for in this Agreement and otherwise to perform its obligations hereunder shall be subject to, and (subject to any Code Section 409A considerations) may be reduced by the amount related to, any right of set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive, including but in no way limited to the provisions of Section 9(h).
(b)    No Obligation to Mitigate. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment (except as otherwise provided in Section 4(c) with respect to the payment of welfare plan benefits).
(c)    Other Company Severance Plans. Subject to Section 13(b) of this Agreement, the Executive acknowledges and agrees that he or she shall not be entitled to any other severance benefits available under any other severance plan of the Company as a result of the Executive’s Qualifying Termination hereunder.
9.    Confidentiality; Competition; Solicitation.
(a)    Covenants of Executive. The Company and the Executive recognize that the Executive’s services are special and unique and that the provisions herein for compensation under Section 4 and, if applicable, Section 5 are partly in consideration of and conditioned upon the Executive’s compliance with the covenants contained in this Section 9. Accordingly, during the Term of the Agreement and, except as otherwise provided in this Section 9, following the Executive’s termination of employment, the Executive shall be subject to the covenants contained in this Section 9.
(b)    Assistance in Litigation. The Executive shall, upon reasonable notice, furnish such information and assistance to the Company as may reasonably be required by the Company in connection with any investigation, inquiry, litigation or other proceeding in which it is or may become involved, and which arises out of facts and circumstances known to the Executive (and without regard to whether the Executive is a party thereto), provided that such assistance shall not conflict or unreasonably interfere with the Executive’s post-Date of Termination personal or professional commitments or obligations. The Company shall promptly reimburse the Executive for his or her out-of-pocket expenses incurred during his or her lifetime in connection with the fulfillment of his or her obligations under this Section 9(b), but in any event no later than forty-five (45) days following the month in which the expense was incurred. The expenses eligible for reimbursement under this Section 9(b) in any calendar year shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided to the Executive in any other calendar year. The Executive’s rights under this Section 9(b) shall not be subject to liquidation or exchange for any other benefit.
(c)    Confidentiality. As a consequence of his or her unique position as an officer of the Company, the Executive acknowledges and agrees that he or she will have broad access to confidential information, that confidential information will in fact be developed by him or her in the course of performing his or her duties and responsibilities under this Agreement, and that confidential information furnishes a competitive advantage in many situations and constitutes, separately and in the aggregate, a valuable, special and unique asset of the Company. The Executive and the Company (or its Affiliates) have agreed to certain understandings reflected in a separate non-competition, confidentiality, invention or similar agreement or agreements, as such agreement or agreements may be further amended, modified or restated (collectively, the “ICN Agreement”). Among other things, the ICN Agreement prohibits the Executive from the unauthorized disclosure of confidential information. The Executive agrees that the ICN Agreement shall be a part of this Agreement and the terms and provisions of the ICN Agreement are incorporated herein.
(d)    Non-Disparagement. The Executive shall not make any disparaging remarks, or any remarks that could reasonably be construed as disparaging, regarding the Company, or its officers, directors, employees, stockholders, representatives or agents.
(e)    Solicitation. The Executive acknowledges and confirms that the ICN Agreement prohibits him or her from soliciting the customers and employees of the Company and the Executive agrees to be bound by such prohibitions.
(f)    Non-Competition. The Executive acknowledges and agrees that the duties and responsibilities to be performed by him or her for the Company are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in any action in law. The Executive further acknowledges and agrees that the unique and proprietary knowledge and information possessed by, or which will be disclosed to, or developed by, the Executive in the course of his or her employment with the Company will be such that his or her breach of the covenants contained in this Section 9(f) would immeasurably and irreparably damage the Company regardless of where in the Restricted Area (as defined below) the activities constituting such breach were to occur. Thus, the Executive acknowledges and agrees that it is both reasonable and necessary for the covenants in this Section 9(f) to apply to the Executive’s activities throughout the Restricted Area and for the Restricted Period (as defined below). In recognition of the special and unusual character of the duties and responsibilities of the Executive and as a material inducement to the Company to continue to employ the Executive in this special and unique capacity, the Executive covenants and agrees that, during the Term and thereafter during the Restricted Period, the Executive shall not, on his or her own account or as an officer-level or executive-level employee or as a consultant to other officer-level or executive-level employees, directly or indirectly, in one or a series of transactions, engage in or be engaged in, within the Restricted Area, the Business (as defined below) or any business which is competitive with the Business. Notwithstanding the foregoing, the parties acknowledge and agree that Executive’s employment or engagement as an officer-level or executive-level employee or as a consultant to other officer-level or executive-level employees, of an affiliate, division or business unit of an entity that is not itself engaged in the Business or any business which is competitive with the Business will not violate this Section 9(f) even if another affiliate, business unit or division of such entity is so engaged in the Business or any business which is competitive with the Business. For purposes of this Section 9(f), the following terms shall have the following meanings:
(i)    “Business” means any business engaged in, any service provided by, or any product produced by the Company, including, but not limited to, the business of designing, developing, manufacturing and marketing radio frequency components and system solutions for mobile, infrastructure, defense and power conversion applications.
(ii)    “Restricted Area” means worldwide, provided that if the foregoing shall be deemed by a court of competent jurisdiction to be overbroad as written, then “Restricted Area” shall mean any country the Company is conducting or planning to conduct business.
(iii)    “Restricted Period” means the Term and the Compensation Period.
(g)    Removal of Materials. During the Term and at any time thereafter, and except as may be required or deemed necessary or appropriate in connection with the performance by the Executive of his or her duties as an employee of the Company, the Executive shall not copy, dispose of or remove from the Company any customer or client lists, software, computer programs or other digital intellectual property, books, records, forms, data, manuals, handbooks or any other papers or writings belonging to the Company.
(h)    Failure to Comply. In the event that the Executive shall fail to comply with any provision of this Section 9, and such failure shall continue for ten (10) days following delivery of notice thereof by the Company to the Executive, the Company shall have and may exercise any and all rights and remedies available to the Company at law or otherwise, including but not limited to the right to terminate, suspend or recoup payments under Section 4 and/or Section 8(a) of this Agreement, the right to recover money damages, the right to exercise any other rights or remedies available at law to a non-breaching party and the right to obtain an injunction from a court of competent jurisdiction enjoining and restraining the Executive from committing such violation. The Executive hereby agrees to submit to the equitable jurisdiction of any court of competent jurisdiction, without reference to whether the Executive resides or does business in that jurisdiction at the time such injunction is sought or entered.
(i)    Reasonableness of Restrictions. The Executive and the Company have each carefully read the provisions of this Section 9 and, having done so, agree that the restrictions set forth in this Section 9 (including, but not limited to, the Restricted Period restriction and the Restricted Area restriction set forth in this Section 9) are fair and necessary to prevent the Executive from unfairly taking advantage of contacts established, nurtured, serviced, enhanced or promoted and knowledge gained during the Executive’s employment with the Company, and are necessary for the reasonable and proper protection of the Company’s interests. The Executive acknowledges that the covenants contained in this Section 9 will not cause an undue burden on the Executive. Notwithstanding the foregoing, in the event any part of the covenants set forth in this Section 9 shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Section 9 shall be declared by a court of competent jurisdiction to be overbroad as written, the Executive specifically agrees that the court should modify such provision in order to make it enforceable, and that a court should view each such provision as severable and enforce those severable provisions deemed reasonable by such court.
(j)    Notice of Covenants and Subsequent Employment. The Executive shall provide any subsequent employer with written notice of the existence and terms of this Section 9 prior to commencing employment with any such subsequent employer. In addition, if so requested by the Company following the Executive’s termination of employment, the Executive shall provide notice to the Company of the name of any new employer and all positions held by the Executive with such employer. Any notice pursuant to this Section 9(j) shall not be required following the expiration of the Restricted Period.
(k)    Preclearance of Subsequent Employment. The Executive may seek a preclearance from the Company with respect to whether his or her acceptance of any employment during the Restricted Period would constitute a violation of any of the terms of this Section 9 by providing the Company with a written notice (the “Preclearance Notice”) requesting such preclearance and describing his or her intent to accept employment with a new employer, which Preclearance Notice shall include the name of the prospective employer, the office, title and position the Executive intends to accept with such prospective employer, a description of the expected major responsibilities and duties that Executive expects to have with such prospective employer and a description of the business engaged or to be engaged in by the business unit or division of the prospective employer to which Executive would be assigned. Within thirty (30) days of its receipt of any Preclearance Notice, the Company shall provide Executive with a written notice as to its good faith position as to whether the prospective employment the Executive intends to accept as described in the Preclearance Notice would or would not constitute a violation of any of the terms of this Section 9, and Executive shall be entitled to rely on the position so taken by the Company in determining whether to accept the new employment. If the Company fails to provide Executive with written notice of its position within such 30-day period, the Company shall be deemed to have taken the position that such prospective employment by the Executive would not constitute a violation of any of the terms of this Section 9. Any preclearance of new employment to the Executive provided or deemed provided by the Company pursuant to this Section 9(k) shall be limited to the employment activities as described in the Preclearance Notice and the Company shall remain free to assert its rights under this Section 9 for any activities of Executive that are not described in such Preclearance Notice.
10.    Nonalienability. No right of or amount payable to the Executive under this Agreement shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance, charge, execution, attachment, levy or similar process or to setoff against any obligations or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall be void. However, this Section 10 shall not prohibit the Executive from designating one or more persons, on a form satisfactory to the Company, as beneficiary to receive amounts payable to him or her under this Agreement in the event that he or she should die before receiving them.
11.    Successors and Assigns.
(a)    The Company. As used in this Agreement, “Company” shall mean the Company as defined above and any successor or assignee to its business and/or assets as aforesaid which assumes the obligations of the Company as provided under this Agreement or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law. The Company and the Executive agree that this Agreement and all of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and be binding upon any successor to the Company; provided, however, that the Company will not consolidate or merge into or with another person, or transfer all or a material part of its assets to another person (the “Successor Entity”) unless the Successor Entity shall assume this Agreement, and upon such assumption, the Executive and the Successor Entity shall become obligated to perform the terms and conditions of this Agreement. If at any time during the term of this Agreement the Executive is employed by an Affiliate of the Company, such indirect employment of the Executive by the Company shall not excuse the Company from performing its obligations under this Agreement as if the Executive were directly employed by the Company, and the Company agrees that it shall pay or shall cause such employer to pay any amounts owed to the Executive pursuant to Section 4 and, if applicable, Section 5 hereof, notwithstanding any such indirect employment relationship.
(b)    The Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts are still payable to him or her hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s beneficiary (in accordance with Section 10 herein) or, if there be no such beneficiary, to the Executive’s estate.
12.    Waiver; Governing Law. The excuse or waiver of the performance of any obligation under this Agreement shall only be effective if evidenced by a written statement signed by a duly authorized representative of the Company. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state.
13.    Entire Agreement; Amendment; Effect of Prior Change in Control Agreement or Policy.
(a)    This Agreement contains all of the terms agreed upon between the Executive and the Company with respect to the subject matter hereof and, except as provided below, it supersedes all prior understandings and agreements between the Executive and the Company with respect to the matters contemplated in the Agreement. Without limiting the effect of the foregoing, the Executive agrees that this Agreement satisfies any rights he or she may have had under any prior understanding or agreement between the Executive and the Company with respect to the subject matters described therein. The Executive and the Company agree that no term, provision or condition of this Agreement shall be held to be altered, amended, changed or waived in any respect except as evidenced by written agreement of the Executive and the Company (except as otherwise provided under Section 22 herein). Notwithstanding the foregoing or anything to the contrary in the Agreement, neither this Agreement nor any provision hereof shall supersede or otherwise limit the Executive’s or the Company’s rights or obligations pursuant to the ICN Agreement.
(b)    In the event that the Executive is (i) a party to a Change in Control Agreement previously entered into with RFMD (and assumed by the Company) or (ii) a participant in a Change in Control Policy previously adopted by TriQuint (and assumed by the Company) (each, a “Prior CIC Agreement”), then the following provisions shall apply: The Prior CIC Agreement provides for certain payments to be made by the Company to the Executive in the event his or her employment is terminated under certain circumstances within a specified time period following a Change in Control (as defined and determined in accordance with the Prior CIC Agreement). The Executive and the Company acknowledge that the benefits paid (if any) under the Prior CIC Agreement will be offset by the benefits paid (if any) under this Agreement following the termination of the Executive. This Agreement and the Prior CIC Agreement shall be interpreted in such a manner as to avoid a duplication of benefits to the Executive, and the Executive hereby waives any rights under the Prior CIC Agreement to the extent necessary to comply with the foregoing. The determination of whether any duplication of benefits has occurred shall be made by the Committee in its sole discretion. The determination of the Committee shall be final and binding on the Executive. In the event the Executive receives any duplication of benefits, the amount of such duplication shall be paid by the Executive to the Company immediately upon receipt of written notification of the amount of such duplication from the Company.
14.    No Trust Fund; Unfunded Obligation. The obligation of the Company to make payments hereunder shall constitute an unsecured liability of the Company to the Executive. The Company shall not be required to establish or maintain any special or separate fund, or otherwise to segregate assets to assure that such payments shall be made, and the Executive shall not have any interest in any particular assets of the Company by reason of its obligations hereunder. Nothing contained in this Agreement shall create or be construed as creating a trust of any kind or any other fiduciary relationship between or among the Company, the Executive, or any other person. To the extent that any person acquires a right to receive payment from the Company, such right shall be no greater than the right of an unsecured creditor of the Company.
15.    Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered, one business day after being sent for overnight delivery by a nationally recognized overnight courier or three (3) business days after being mailed by United States registered mail, return-receipt requested, postage-prepaid, addressed as follows:
If to the Company:
Qorvo, Inc.
2300 NE Brookwood Parkway
Hillsboro, Oregon 97124
Attention: Chief Financial Officer
With a copy to:

Qorvo, Inc.
7628 Thorndike Road
Greensboro, North Carolina 27409-9421
Attention: Chief Executive Officer
If to the Executive:
_______________________
_______________________
_______________________
_______________________
or such other address as either party have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

16.    Jurisdiction, Legal Fees and Expenses. Any action to enforce any of the provisions of this Agreement shall be brought exclusively in a court of the State of Delaware or in a Federal court located within the State of Delaware, and by execution and delivery of this Agreement, the Executive and the Company irrevocably consent to the exclusive jurisdiction of those courts and the Executive hereby submits to personal jurisdiction in the State of Delaware (unless the Company elects to enforce its rights under Section 9(h) in a different jurisdiction). The Executive and the Company irrevocably waive any objection, including any objection based on lack of jurisdiction, improper venue or forum non conveniens, which either may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect to this Agreement or any transaction related hereto. The Executive and the Company acknowledge and agree that any service of legal process by mail in the manner provided for notices under this Agreement constitutes proper legal service of process under applicable law in any action or proceeding under or in respect to this Agreement. The Company and the Executive each agree to pay their own legal fees and related expenses (including the costs of experts, evidence and counsel) reasonably and in good faith incurred by them in a claim for relief in any action brought to obtain or enforce any right or benefit provided in this Agreement; provided, that the Executive shall be entitled to payment by the Company of all such fees and expenses paid by the Executive in instituting or defending any action if the court determines that the Executive substantially prevailed in any such action by or against the Company. In addition, the Company and the Executive agree to pay interest on any money judgment or other award obtained by the other party as a result of any such claim, such interest being calculated at the rate of interest equal to the Prime Rate as published in the Wall Street Journal from time to time from the date that payments to such party should have been made (under this Agreement or as a result of resolution of such claim); provided, however, that no such interest shall be paid to the extent that interest already has been awarded to the prevailing party on such amounts. Any amounts required to be paid pursuant to this Section 16 shall be paid to the other party within sixty (60) days of the final resolution of such claim giving rise to such fees and expenses. The expenses eligible for reimbursement under this Section 16 in any calendar year shall not affect any expenses eligible for reimbursement or in-kind benefits to be provided to the Executive in any other calendar year. The Executive’s rights under this Section 16 shall not be subject to liquidation or exchange for any other benefit.
17.    Severability. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part, such invalidity or unenforceability shall not affect any other provision of this Agreement or part thereof, each of which shall remain in full force and effect.
18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
19.    Captions; Gender. The headings and captions contained in the Agreement are intended for convenience of reference only and have no substantive significance. References to the masculine gender shall include references to the feminine gender, and vice versa.
20.    Compliance with Recoupment, Ownership and Other Policies or Agreements. As a condition to entering into this Agreement, the Executive agrees that he or she shall abide by all provisions of any equity retention policy, compensation recovery policy, stock ownership guidelines and/or other similar policies maintained by the Company (including but not limited to forfeiture and recoupment provisions contained in any equity award agreements), each as in effect from time to time and to the extent applicable to the Executive from time to time. In addition, the Executive shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply at any time to the Executive under applicable law.

21.    Waiver and Release. The Executive acknowledges and agrees that the Company may at any time require, as a condition to receipt of benefits payable under this Agreement, including but not limited to the payment of benefits pursuant to Section 4 herein, that the Executive (or a representative of his or her estate) execute a waiver and release discharging the Company and its subsidiaries, and their respective Affiliates, and its and their officers, directors, managers, employees, agents and representatives and the heirs, predecessors, successors and assigns of all of the foregoing, from any and all claims, actions, causes of action or other liability, whether known or unknown, contingent or fixed, arising out of or in any way related to the benefits thereunder, including, without limitation, any claims under this Agreement or other related instruments, other than the Company’s obligation (if any) to pay the consideration as provided in this Agreement. The waiver and release shall be in a form determined by the Company and shall be executed and irrevocable prior to the expiration of the time period provided for payment of such benefits (including those provided under Section 4 herein).
22.    Code Section 409A Matters. To the extent applicable, the parties hereto intend that this Agreement comply with Code Section 409A including, if applicable, compliance with any exemptions from Code Section 409A. The parties hereby agree that this Agreement shall at all times be construed in a manner to comply with (or be exempt from) Code Section 409A. Notwithstanding the amendment provisions of Section 13, the Company shall have unilateral authority to amend this Agreement if necessary to comply with, or be exempt from, Code Section 409A. If and to the extent required under Code Section 409A, references to “termination of employment” or similar phrases shall have the meaning given the term “separation from service” under Regulation Section 1.409A-1(h). The parties also agree that in no event shall any payment required to be made pursuant to this Agreement that is considered deferred compensation within the meaning of Code Section 409A (and is not otherwise exempt from the provisions thereof) be accelerated or delayed in violation of Code Section 409A. In addition, the parties agree that if (i) if the Executive is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof), then (ii) any payments that are considered deferred compensation under Code Section 409A (and are not otherwise exempt from the provisions thereof) cannot be paid to the Executive until the lapse of six (6) months after his or her separation from service (or, if earlier, his or her death), (iii) any such payments that would otherwise be paid within six (6) months after the Executive’s separation from service shall be paid in lump sum within ten (10) days after the lapse of such six (6) month period (or, if earlier, upon his or her death) and all other payments shall be made as would ordinarily have been made under the provisions of this Agreement. In no event shall the Company exercise its right of set off in Section 8(a) and Section 13(b) in such a way that would cause a payment that is considered deferred compensation within the meaning of Code Section 409A to be accelerated or deferred in violation of Code Section 409A. If and to the extent applicable under Code Section 409A, each payment hereunder is intended to constitute a separate payment from each other payment for purposes of Regulation Section 1.409A-2(b)(2). Neither the Company, its Affiliates, nor their respective directors, officers, employees or advisors shall be held liable for any taxes, interest, penalties or other monetary amounts owed by the Executive or other taxpayer as a result of the Agreement.
[Signature Page To Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

QORVO, INC.

By:
Printed Name:
Title:

ATTEST:

Secretary

[Corporate Seal]

EXECUTIVE

Printed Name: